                                                                 EXHIBIT 4(y)

                           CIRCUS CIRCUS ENTERPRISES, INC.

                                         AND

                                THE BANK OF NEW YORK,

                                       Trustee


                                      INDENTURE

                           Dated as of [________ __, ____]

                     Subordinated Deferrable Interest Debentures

                                CROSS-REFERENCE TABLE

       TIA                                                         INDENTURE
    SECTION                                                         SECTION
    310     (a)(1) . . . . . . . . . . . . . . . . . . . . . . .        7.10
            (a)(2) . . . . . . . . . . . . . . . . . . . . . . .        7.10
            (a)(3) . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (a)(4) . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (b). . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10
            (c). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
    311     (a). . . . . . . . . . . . . . . . . . . . . . . . .        7.11
            (b). . . . . . . . . . . . . . . . . . . . . . . . .        7.11
            (c). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
    312     (a). . . . . . . . . . . . . . . . . . . . . . . . .        2.07
            (b). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (c). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
    313     (a). . . . . . . . . . . . . . . . . . . . . . . . .        7.06
            (b)(1) . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (b)(2) . . . . . . . . . . . . . . . . . . . . . . .        7.06
            (c). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (d). . . . . . . . . . . . . . . . . . . . . . . . .        7.06
    314     (a). . . . . . . . . . . . . . . . . . . . . . . . .        4.02
            (b). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (c)(1) . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (c)(2) . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (c)(3) . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (d). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.


       TIA                                                         INDENTURE
    SECTION                                                         SECTION
            (e). . . . . . . . . . . . . . . . . . . . . . . . .       11.05
            (f). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
    315     (a). . . . . . . . . . . . . . . . . . . . . . . . .     7.01(b)
            (b). . . . . . . . . . . . . . . . . . . . . . . . .        7.05
            (c). . . . . . . . . . . . . . . . . . . . . . . . .     7.01(a)
            (d). . . . . . . . . . . . . . . . . . . . . . . . .     7.01(c)
            (e). . . . . . . . . . . . . . . . . . . . . . . . .        6.11
    316     (a)(last sentence) . . . . . . . . . . . . . . . . .        N.A.
            (a)(1)(A). . . . . . . . . . . . . . . . . . . . . .        6.05
            (a)(1)(B). . . . . . . . . . . . . . . . . . . . . .        6.04
            (a)(2) . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (b). . . . . . . . . . . . . . . . . . . . . . . . .        6.07
    317     (a)(1) . . . . . . . . . . . . . . . . . . . . . . .        6.08
            (a)(2) . . . . . . . . . . . . . . . . . . . . . . .        6.09
            (b). . . . . . . . . . . . . . . . . . . . . . . . .        2.06
    318     (a). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.

___________________

N.A. means Not Applicable.
This Cross-Reference Table does not constitute part of the Indenture

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I   DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . 1
         SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.02.  Other Definitions. . . . . . . . . . . . . . . . . . 4
         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act. . 4
         SECTION 1.04.  Rules of Construction. . . . . . . . . . . . . . . . 4

ARTICLE II  THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . 5
         SECTION 2.01.  Forms Generally and Dating.. . . . . . . . . . . . . 5
         SECTION 2.02.  Amount Unlimited; Issuable in Series.. . . . . . . . 6
         SECTION 2.03.  Denominations. . . . . . . . . . . . . . . . . . . . 8
         SECTION 2.04.  Execution and Authentication.. . . . . . . . . . . . 8
         SECTION 2.05.  Registrar and Paying Agent.. . . . . . . . . . . . .11
         SECTION 2.06.  Paying Agent to Hold Money and Securities in Trust..11
         SECTION 2.07.  Securityholder Lists.. . . . . . . . . . . . . . . .11
         SECTION 2.08.  Transfer and Exchange. . . . . . . . . . . . . . . .12
         SECTION 2.09.  Replacement Securities.. . . . . . . . . . . . . . .14
         SECTION 2.10.  Outstanding Securities.. . . . . . . . . . . . . . .15
         SECTION 2.11.  Temporary Securities.. . . . . . . . . . . . . . . .15
         SECTION 2.12.  Cancellation.. . . . . . . . . . . . . . . . . . . .16
         SECTION 2.13.  Payment of Interest; Defaulted Interest. . . . . . .16
         SECTION 2.14.  Persons Deemed Owners. . . . . . . . . . . . . . . .17
         SECTION 2.15.  Securities in Global Form. . . . . . . . . . . . . .17
         SECTION 2.16.  CUSIP Numbers. . . . . . . . . . . . . . . . . . . .18
         SECTION 2.17.  Mandatory Disposition of Securities
                          Pursuant to Gaming Laws. . . . . . . . . . . . . .19

ARTICLE III REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . .19
         SECTION 3.01.  Applicability of Article.. . . . . . . . . . . . . .19
         SECTION 3.02.  Notices to Trustee.. . . . . . . . . . . . . . . . .19
         SECTION 3.03.  Selection of Securities to be Redeemed.. . . . . . .20
         SECTION 3.04.  Notice of Redemption.. . . . . . . . . . . . . . . .20
         SECTION 3.05.  Effect of Notice of Redemption.. . . . . . . . . . .21
         SECTION 3.06.  Deposit of Redemption Price. . . . . . . . . . . . .21
         SECTION 3.07.  Securities Redeemed in Part. . . . . . . . . . . . .21

ARTICLE IV  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .22
         SECTION 4.01.  Payment of Securities. . . . . . . . . . . . . . . .22
         SECTION 4.02.  SEC Reports. . . . . . . . . . . . . . . . . . . . .22
         SECTION 4.03.  Compliance Certificate.. . . . . . . . . . . . . . .22
         SECTION 4.04.  Corporate Existence. . . . . . . . . . . . . . . . .22


                                         -i-


         SECTION 4.05.  Calculation of Original Issue Discount.. . . . . . .23

ARTICLE V   SUCCESSOR CORPORATION. . . . . . . . . . . . . . . . . . . . . .23
         SECTION 5.01.  When Company May Merge, etc. . . . . . . . . . . . .23

ARTICLE VI  DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . .23
         SECTION 6.01.  Events of Default. . . . . . . . . . . . . . . . . .23
         SECTION 6.02.  Acceleration.. . . . . . . . . . . . . . . . . . . .25
         SECTION 6.03.  Other Remedies.. . . . . . . . . . . . . . . . . . .25
         SECTION 6.04.  Waiver of Existing Defaults. . . . . . . . . . . . .25
         SECTION 6.05.  Control by Majority. . . . . . . . . . . . . . . . .25
         SECTION 6.06.  Limitation of Suits. . . . . . . . . . . . . . . . .25
         SECTION 6.07.  Rights of Holders to Receive Payment and to
                        Convert. . . . . . . . . . . . . . . . . . . . . . .26
         SECTION 6.08.  Collection Suit by Trustee.. . . . . . . . . . . . .27
         SECTION 6.09.  Trustee May File Proofs of Claim.. . . . . . . . . .27
         SECTION 6.10.  Priorities.. . . . . . . . . . . . . . . . . . . . .27
         SECTION 6.11.  Undertaking for Costs. . . . . . . . . . . . . . . .28

ARTICLE VII TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
         SECTION 7.01.  Duties of Trustee. . . . . . . . . . . . . . . . . .28
         SECTION 7.02.  Rights of Trustee. . . . . . . . . . . . . . . . . .29
         SECTION 7.03.  Individual Rights of Trustee.. . . . . . . . . . . .30
         SECTION 7.04.  Trustee's Disclaimer.. . . . . . . . . . . . . . . .30
         SECTION 7.05.  Notice of Defaults.. . . . . . . . . . . . . . . . .30
         SECTION 7.06.  Reports by Trustee to Holders. . . . . . . . . . . .31
         SECTION 7.07.  Compensation and Indemnity.. . . . . . . . . . . . .31
         SECTION 7.08.  Replacement of Trustee.. . . . . . . . . . . . . . .32
         SECTION 7.09.  Successor Trustee by Merger, etc.. . . . . . . . . .33
         SECTION 7.10.  Eligibility; Disqualification. . . . . . . . . . . .33
         SECTION 7.11.  Preferential Collection of Claims Against Company. .33
         SECTION 7.12.  Trustee's Application for Instructions from the Company.. . . . . . . . . . . . . . . . . . . .33

ARTICLE VIII DISCHARGE OF INDENTURE. . . . . . . . . . . . . . . . . . . . .33
         SECTION 8.01.  Termination of Company's Obligations.. . . . . . . .33
         SECTION 8.02.  Application of Trust Fund. . . . . . . . . . . . . .34
         SECTION 8.03.  Repayment to Company.. . . . . . . . . . . . . . . .35

ARTICLE IX  AMENDMENTS, SUPPLEMENTS AND WAIVERS. . . . . . . . . . . . . . .35
         SECTION 9.01.  Without Consent of Holders.. . . . . . . . . . . . .35
         SECTION 9.02.  With Consent of Holders. . . . . . . . . . . . . . .36
         SECTION 9.03.  Compliance with the Trust Indenture Act. . . . . . .37
         SECTION 9.04.  Revocation and Effect of Consents. . . . . . . . . .38
         SECTION 9.05.  Notation on or Exchange of Securities. . . . . . . .38



                                         -ii-


ARTICLE X   SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . .38
         SECTION 10.01.  Subordination Terms.. . . . . . . . . . . . . . . .39

ARTICLE XI  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .39
         SECTION 11.01.  Trust Indenture Act Controls. . . . . . . . . . . .39
         SECTION 11.02.  Notices.. . . . . . . . . . . . . . . . . . . . . .39
         SECTION 11.03.  Communication by Holders with Other Holders.. . . .40
         SECTION 11.04.  Certificate and Opinion as to Conditions
                         Precedent.. . . . . . . . . . . . . . . . . . . . .40
         SECTION 11.05.  Statements Required in Certificate or Opinion.. . .40
         SECTION 11.06.  When Treasury Securities Disregarded. . . . . . . .41
         SECTION 11.07.  Rules by Trustee and Agents.. . . . . . . . . . . .41
         SECTION 11.08.  Legal Holidays. . . . . . . . . . . . . . . . . . .41
         SECTION 11.09.  Governing Law.. . . . . . . . . . . . . . . . . . .41
         SECTION 11.10.  No Adverse Interpretation of Other Agreements.. . .41
         SECTION 11.11.  No Recourse Against Others. . . . . . . . . . . . .42
         SECTION 11.12.  Successors. . . . . . . . . . . . . . . . . . . . .42
         SECTION 11.13.  Duplicate Originals.. . . . . . . . . . . . . . . .42
         SECTION 11.14.  Table of Contents, Headings, Etc. . . . . . . . . .42
         SECTION 11.15.  Acts of Holders.. . . . . . . . . . . . . . . . . .42
         SECTION 11.16.  Assignment. . . . . . . . . . . . . . . . . . . . .43

          INDENTURE dated as of [______ __, ____], between CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation ("Company"), and THE BANK OF NEW YORK, a New York banking corporation ("Trustee").

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes, bonds or other evidences of subordinated indebtedness ("Securities"), to be issued in one or more series as provided in this Indenture.

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the respective Holders from time to time of Securities or of a series thereof:

                                      ARTICLE I
                      DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  DEFINITIONS.

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

          "Agent" means any Registrar, Paying Agent or co-Registrar.  See
Section 2.05.

          "Board of Directors" means the Board of Directors of the Company or any authorized committee thereof.

          "Business Day" means any day which is not a Legal Holiday.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

          "Gaming Authority" means the Nevada Gaming Commission, the Nevada Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board, the Michigan Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, or any similar federal, state or local commission, agency or other regulatory body which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or any subsidiary of the Company
(or any joint venture in which the Company or a subsidiary of the Company is a participant) or any successor thereto.

          "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company or a subsidiary of the Company (or any joint venture in which the Company or a subsidiary of the Company is a participant) is, or may at any time after the date of this Indenture be, subject.

          "Holder or Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Indenture" means this Indenture as amended or supplemented from time to time and, unless the context indicates otherwise, shall include the form and terms of a particular series of Securities established as contemplated hereunder.

          "Interest" when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity or upon default in any other payment due on such Security, means interest payable after maturity or upon such default, as the case may be.

          "Interest Payment Date" means the date, if any, specified in the Securities of any series as the fixed date on which any installment of interest on the Securities of that series is due and payable.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate of the Company signed on its behalf by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company and delivered to the Trustee. See Sections
11.04 and 11.05.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 11.04 and 11.05.

          "Original Issue Discount" of any debt security, including any Original Issue Discount Security, means the difference between the principal amount of such debt security and the initial issue price of such debt security (as set forth, in the case of an Original Issue Discount Security, on the face of such Security).

          "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon acceleration of the maturity thereof pursuant to Section 6.02.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, unincorporated association or government or any agency or political subdivision thereof.

          "Predecessor Securities" means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purpose of this definition, any Security authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, lost, destroyed or wrongfully-taken Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or wrongfully-taken Security.

          "Principal" of a debt security, including any Security, means the amount (including, without limitation, if and to the extent applicable, any premium and, in the case of an Original Issue Discount Security, any accrued original issue discount, but excluding interest) that is payable with respect to such debt security as of any date and for any purpose (including, without limitation, in connection with any sinking fund, upon any redemption at the option of the Company, upon any purchase or exchange at the option of the Company or the holder of such debt security and upon any acceleration of the maturity of such debt security).

          "Principal Amount" of a debt security, including any Security, means the principal amount as set forth on the face of such debt security.

          "Regular Record Date" means the date, if any, specified in the Securities of any series as the record date for the determination of Securityholders to whom interest is payable on the next succeeding Interest Payment Date.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Securities that are issued from time to time in one or more series under this Indenture as such Securities are amended or supplemented from time to time.

          "Subsidiary" means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by the Company, by the Company and a Subsidiary (or Subsidiaries) of the Company or by a Subsidiary (or Subsidiaries) of the Company or (ii) any other person (other than a corporation) in which the Company, a Subsidiary (or Subsidiaries) of the Company or the Company and a Subsidiary (or Subsidiaries) of the Company, directly or indirectly, at the date of determination thereof has at least majority ownership interest; provided that no corporation shall be deemed a Subsidiary until the Company, a Subsidiary (or Subsidiaries) of the Company acquires more than 50% of the outstanding voting stock thereof and has elected a majority of its board of directors.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor and if at any time there is more than one such party, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

          "Trust Officer" shall mean, when used with respect to the Trustee, (a) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Indenture.

          "United States" means the United States of America.

          "U.S. Government Obligations" means direct obligations of, or obligations entitled to the full faith and credit of, the United States.

          SECTION 1.02.  OTHER DEFINITIONS.


      ------------------------------------------------------------
                  TERM                          DEFINED IN SECTION
      ------------------------------------------------------------
      Bankruptcy Law                                   6.01
      ------------------------------------------------------------
      Code                                             9.01
      ------------------------------------------------------------
      Custodian                                        6.01
      ------------------------------------------------------------
      Event of Default                                 6.01
      ------------------------------------------------------------
      Legal Holiday                                   11.08
      ------------------------------------------------------------
      Paying Agent                                     2.05
      ------------------------------------------------------------
      Registrar                                        2.05
      ------------------------------------------------------------

          SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "Indenture Securities" means the Securities.

          "Indenture Security Holder" means a Securityholder.

          "Indenture To Be Qualified" means this Indenture.

          "Indenture Trustee or Institutional Trustee" means the Trustee.

          "Obligor" on the indenture securities means the Company and any other obligor thereon.

          SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect in the United States;

               (3)  "or" is not exclusive; and

               (4) words in the singular include the plural, and in the plural include the singular.

                                      ARTICLE II
                                    THE SECURITIES

          SECTION 2.01.  FORMS GENERALLY AND DATING.

          The Securities of each series may be issued in whole or in part in the form of one or more global Securities as shall be specified as contemplated by
Section 2.02.

          The Securities of each series (including any temporary global Securities) shall be in one of the forms established from time to time by or pursuant to a resolution of the Board of Directors or in or pursuant to one or more indentures supplemental hereto, which shall set forth the information required by Section 2.02. The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by a resolution of the Board of Directors or indenture supplemental hereto and may have such notations, legends or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required by law, stock exchange rule or usage. The Company shall approve the forms of the Securities and any notation, legend or endorsement on them. If the form or forms of Securities of any series is established by action taken pursuant to a resolution of the Board of Directors or indenture supplemental hereto, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the written order of the Company contemplated by Section 2.04 for the authentication and delivery of such Securities.

          Each Security shall be dated the date of its authentication. The form of the Trustee's certificate of authentication to be borne by the Securities shall be substantially as follows:

                            CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK
                                          as Trustee

                              By:______________________________________
                                   Authorized Signatory


          SECTION 2.02.  AMOUNT UNLIMITED; ISSUABLE IN SERIES.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors or established in or pursuant to one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

               (1) the title of the Securities of the Series (which shall distinguish Securities of the series from all other Securities);

               (2) any limit upon the aggregate principal amount of Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.08, 2.09, 2.11, 3.07 or 9.05 and except for any Securities which pursuant to Section 2.04 are deemed not to have been authenticated and delivered hereunder);

               (3) (A) whether any of the Securities of the series are to be issuable in global form and, if so, (i) the identity of the depositary with respect to any such global Security and (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and, if so, the circumstances under which and the manner in which any such exchanges may occur, if other than as specified in Section 2.08; (B) if any of the Securities of the series are to be issuable in global form, the date as of which any global Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued); and (C) if Securities of the series are to be issuable in definitive form (whether upon original issue, upon exchange of a temporary Security of such series, or in exchange for a beneficial ownership interest in a permanent global Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, or if Securities of the series are initially issuable in temporary global form and if owners of beneficial interests therein may exchange such interest for an interest in a permanent global Security only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

               (4) the date or dates (and whether fixed or extendible) on which the principal of Securities of the series is payable;

               (5) the rate or rates at which Securities of the series shall bear interest, or the method of determining the same, if any, the date or dates from which such interest shall accrue, or the method of determining the same, if any, the Interest Payment Dates (and whether fixed or extendible) and the Regular Record Dates;

               (6) the place or places where the principal of and any interest on Securities of the series shall be payable;

               (7) any provisions relating to the issuance of Securities of such series at an original issue discount (including, without limitation, the issue price thereof, the rate or rates at which such original issue discount shall accrue, if any, and the date or dates from or to which or period or periods during which such original issue discount shall accrue at such rate or rates);

               (8) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed or otherwise purchased, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise (including, without limitation, the form or method of payment thereof if other than in cash);

               (9) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Securityholder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the form or method of payment thereof, if other than in cash);

               (10) if other than denominations of $25 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

               (11) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy pursuant to Section 6.09;

               (12) any Events of Default with respect to the Securities of a particular series in lieu of or in addition to those set forth herein and the remedies therefor;

               (13) the terms of the subordination of Securities of the series; and

               (14) any other terms of a particular series and any other provisions expressing or referring to the terms and conditions upon which the Securities of that series are to be issued under this Indenture, which terms and provisions are not in conflict with the provisions of this Indenture; PROVIDED, HOWEVER, that the addition to or subtraction from or variation of

Articles Four, Five, Six and Eight (and Sections 1.01 and 1.02, insofar as they relate to the definition of certain terms as used in such Articles) with regard to the Securities of a particular series shall not be deemed to constitute a conflict with the provisions of those Articles. All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise so provided, a series may be reopened for issuances of additional Securities of such series.

          If any of the terms of the Securities of a series are established by action taken pursuant to a resolution of the Board of Directors or indenture supplemental hereto, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee with an Officers' Certificate setting forth the terms or the manner of determining the terms of the Securities of such series. With respect to Securities of a series which are not to be issued at one time, such resolution of the Board of Directors or action may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a written order of the Company or that such terms shall be determined by the Company or its agents in accordance with a written order of the Company as contemplated by the proviso clause of the fourth paragraph of Section 2.04.

          SECTION 2.03.  DENOMINATIONS.

          The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by
Section 2.02. In the absence of any such provisions with respect to the Securities of any series, the securities of such series shall be issuable in denominations of $25 and any integral multiple thereof.

          SECTION 2.04.  EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be entitled to any benefit under this Indenture or be valid for any purpose until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section
2.12 together with a written statement (which need not comply with Sections
11.04 and 11.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has not been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed not to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall authenticate and deliver said Securities to or upon the written order of the Company, signed by two Officers or by an Officer and an Assistant Treasurer of the Company, without any further action by the Company. Such written order shall specify the date on which said Securities shall be authenticated; PROVIDED, HOWEVER, that if not all the Securities of a series are to be issued at one time and if the resolution of the Board of Directors or indenture supplemental hereto establishing such series as contemplated by Sections 2.01 and 2.02 shall so permit, such written order may set forth procedures acceptable to the Trustee for the issuance of such Securities and for determining the form or terms of particular Securities of such series including, but not limited to, interest rate, maturity date, date of issuance and date from which interest shall accrue.

          If the form or forms or terms of the Securities of the series have been established in or pursuant to one or more resolutions of the Board of Directors or indentures supplemental hereto as permitted by Sections 2.01 and 2.02, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

               (1) if the form or forms of such Securities has been established by or pursuant to a resolution of the Board of Directors or indenture supplemental hereto, that such form or forms has been established in conformity with the provisions of this Indenture;

               (2) if the terms of such Securities have been established by or pursuant to a resolution of the Board of Directors or indenture supplemental hereto, that such terms have been established in conformity with the provisions of this Indenture; and

               (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equitable principles;

PROVIDED, HOWEVER, that, with respect to Securities of a series which are not to be issued at one time, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and that the opinions described in clauses (2) and (3) above may state, respectively,

               (a) that, when the terms of such Securities shall have been established pursuant to a written order of the Company or pursuant to such procedures as may be specified from time to time by a written order of the Company, all as contemplated by and in accordance with a resolution of the Board of Directors or an Officers' Certificate pursuant to a resolution of the Board of Directors or indenture supplemental hereto, as the case may be, such terms will have been established in conformity with the provisions of this Indenture; and

               (b) that such Securities, when (i) executed by the Company, (ii) completed, authenticated and delivered by the Trustee in accordance with this Indenture, (iii) issued and delivered by the Company and (iv) paid for, all as contemplated by and in accordance with the aforesaid written order of the Company or specified procedures, as the case may be, will have been duly issued and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equitable principles.

          Notwithstanding the provisions of Sections 2.01, 2.02, 11.04 and this Section, if all the Securities of a series are not to be originally issued at one time, the resolution of the Board of Directors or indenture supplemental hereto, and certified copy of the record of action taken pursuant to such resolution or supplemental indenture, the Officers' Certificate, the written order of the Company and any other documents otherwise required pursuant to such Sections need not be delivered at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; PROVIDED, HOWEVER, that any subsequent request by the Company to the Trustee to authenticate Securities of such series shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers' Certificate delivered pursuant to Section
11.04 at or prior to authentication of the first such Security shall be true and correct on the date thereof as if made on and as of the date thereof.

          The Trustee shall have the right to decline to authenticate and make available for delivery any Securities under this Section if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. With respect to Securities of a series which are not all issued at one time, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel, Officers' Certificate and other documents delivered pursuant to Sections 2.01, 2.02, 11.04 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until such opinion, certificate or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series which are not all issued at one time, the Trustee shall be entitled to assume that the

Company's instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

          SECTION 2.05.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Securities of each series may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency where Securities of each series may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities of each series issued hereunder and of their transfer and exchange. The Company may have one or more co-Registrars (provided that there shall be only one register, which shall be maintained by the principal Registrar) and one or more additional paying agents with respect to any series. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints the Trustee Registrar and Paying Agent for each series.

          SECTION 2.06.  PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST.

          Subject to any applicable terms of the Securities of the relevant series relating to subordination (as contemplated by Article Ten and Section 2.02), each Paying Agent shall hold in trust for the benefit of Securityholders of such series or the Trustee all money and securities held by the Paying Agent for the payment of any amount in respect of the Securities of such series, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such money and securities and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and account for any funds or securities disbursed. Upon doing so the Paying Agent shall have no further liability for the money or securities.

          SECTION 2.07.  SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before either (1) April 1 and October 1 in each year in the case of Original Issue Discount Securities of any series which by their terms do not bear interest prior to maturity (other than upon a default in any payment upon such a Security) or (2) each Interest Payment Date for the Securities of any other series, but in no event less frequently than semi-annually, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.08.  TRANSFER AND EXCHANGE.

          Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfer are met. Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a global Security representing all or a portion of the Securities of or within a series may not be transferred except as a whole by the depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor depositary for such series or a nominee of such successor depositary. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal aggregate principal amount of Securities of the same series of other authorized denominations, the Registrar shall make the exchange as requested (other than with respect to a global Security, except as provided below or as otherwise specified as contemplated by Section 2.02) if its requirements for such exchange are met. The Registrar shall require, among other things, that any Security presented or surrendered for transfer or exchange be duly endorsed, or be accompanied by appropriate transfer documents duly endorsed, or be accompanied by appropriate transfer documents duly executed, by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          The Registrar need not transfer or exchange any Security selected for redemption or purchase (except, in the case of Securities to be redeemed or purchased in part, the portion thereof not to be redeemed or purchased) any Security in respect of which a notice requiring the purchase or redemption thereof by the Company at the option of the Holder has been given and not withdrawn by the Holder thereof in accordance with the terms of such Securities (except in the case of Securities to be so purchased or redeemed in part, the portion thereof not to be so purchased or redeemed) or transfer or exchange Securities of any particular series during a period of 15 days before a selection of Securities of such series to be redeemed.

          Except as otherwise provided with respect to the Securities of any series as contemplated by Section 2.02, a global Security may be exchanged only as provided below in this Section.

          If at any time the depositary with respect to a global Security representing all or a portion of the Securities of or within a series notifies the Company that it is unwilling, unable or ineligible to continue as such depositary, the Company shall appoint a successor depositary with respect to such Securities. Unless otherwise provided with respect to a series of Securities as contemplated by Section 2.02, if a successor depositary is not so appointed by the Company within 90 days after the Company receives such notice, the Company will execute and the Trustee, upon receipt of a written order of the Company as contemplated by Section 2.04 for the authentication and delivery of definitive Securities of such series (or, if such written order has previously been delivered, then upon receipt of written instructions from the person or persons specified in such written order), will authenticate and deliver Securities of such series in definitive form equal in aggregate principal amount to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.
The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute and the Trustee, upon receipt of a written order of the Company as contemplated by Section 2.04 for the authentication and delivery of definitive Securities of such series (or, if such written order has previously been delivered, then upon receipt of written instructions from the person or persons specified in such written order), will authenticate and deliver Securities of such series in definitive form equal in aggregate principal amount to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

          If a global Security is otherwise exchangeable as specified by the Company pursuant to Section 2.02(3) with respect to a series of Securities, the depositary with respect to a global Security representing all or a portion of the Securities of or within such series may surrender such global Security to the Trustee, as the Company's agent for such purpose, to be exchanged in whole or in part for Securities of such series in definitive form in the manner and under the circumstances so specified and on such terms as are acceptable to the Company and such depositary. In such event, the Company shall execute and the Trustee shall authenticate and deliver or make available for delivery:

               (i) to each Person specified by such depositary a new Security or Securities of the same series and of like tenor, of any authorized form and denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security; and

               (ii) unless endorsement of the surrendered global Security as contemplated by Section 2.15 or another procedure is specified for the Securities of such series as contemplated by Section 2.02, to such depositary a new global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered pursuant to clause (i) above in exchange for beneficial interests in such surrendered global Security.

          In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form in authorized denominations.

          Upon the exchange of a global Security for Securities in definitive form, such global Security shall be cancelled by the Trustee, unless endorsement of the surrendered global Security as contemplated by Section 2.15 or another procedure is specified for the Securities of such series as contemplated by
Section 2.02. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

          If a Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs (i) on any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) on any special record date and before the opening of business at such office or agency on the related date for payment of defaulted interest, interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          SECTION 2.09.  REPLACEMENT SECURITIES.

          If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          In case any such lost, destroyed or wrongfully-taken Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to any provision of the Securities of such series providing for the purchase thereof at the option of the Holder or the Company, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security.

          Every new Security issued pursuant to this Section in lieu of any lost, destroyed or wrongfully-taken Security shall constitute a separate obligation of the Company, whether or not the lost, destroyed or wrongfully-taken Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

          The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully-taken Securities.

          SECTION 2.10.  OUTSTANDING SECURITIES.

          Securities outstanding at any time are all Securities authenticated by the Trustee except for those paid pursuant to Section 2.09, those cancelled by it, those delivered to it for cancellation and those described in this Section as not being outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds on a redemption date or maturity date or on the Business Day following a date on which Securities of such series are to be purchased by the Company pursuant to any provision thereof providing for such purchase at the option of the Holder or the Company, money (or securities if permitted by the terms of such Securities) in trust or, if the Company, acting as its own Paying Agent, sets aside and segregates money (or securities if permitted by the terms of such Securities) in trust, sufficient to pay Securities payable on that date, then, on and after that date such Securities cease to be outstanding and interest, if any (and original issue discount, if Original Issue Discount Securities), on them ceases to accrue, unless the Paying Agent is restricted under the terms of the Securities of such series (specified as contemplated by Section 2.02) in applying such money.

          SECTION 2.11.  TEMPORARY SECURITIES.

          Pending the preparation of a permanent global Security or definitive Securities of any series, the Company may execute and the Trustee, upon the written order of the Company pursuant to Section 2.04, shall authenticate and deliver temporary Securities. Temporary

Securities of any series shall be in authorized denominations and substantially of the tenor of the definitive Securities of that series in lieu of which they are issued, but may have variations that the Company considers appropriate for temporary Securities. In the case of Securities of any series, such temporary Securities may be in global form. If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, and upon surrender for cancellation of any one or more temporary Securities of such series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Until so exchanged, the temporary Securities of any series shall, except as otherwise specified as contemplated by Section 2.02 (including with respect to the payment of interest on temporary Securities), in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder.

          SECTION 2.12.  CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation, including Securities authenticated which the Company has not issued and sold. The Company and each Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment, redemption, or purchase by the Company pursuant to any provision thereof providing for such purchase at the option of the Holder. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment, redemption, purchase, or cancellation, and may dispose of cancelled Securities as the Company directs; provided, however, that the Trustee shall not be required to destroy such cancelled Securities. Except as otherwise provided in the resolution of the Board of Directors or indenture supplemental hereto establishing such series as contemplated by Section 2.02, the Company may not issue new Securities of a series to replace Securities of the same series that it has paid or that have been delivered to the Trustee for cancellation.

          SECTION 2.13.  PAYMENT OF INTEREST; DEFAULTED INTEREST.

          Unless otherwise provided with respect to the Securities of any series as contemplated by Section 2.02, interest (except defaulted interest) on any Security of any series which is payable on any Interest Payment Date shall be paid to the Holder in whose name that Security (or one or more Predecessor Securities) is registered on the security register at the close of business on the Regular Record Date for such interest payment. At the option of the Company, payment of interest on any Security may be made (i) by check mailed to the address of the Person entitled thereto as such address appears in the security register, or (ii) if so specified with respect to the Securities of such series as contemplated by Section 2.02, by wire transfer to any account designated by such Person so long as the Paying Agent is notified in writing at least five Business Days prior to such Interest Payment Date.

          If the Company defaults in a payment of interest on the Securities of any series on any Interest Payment Date, it shall pay the defaulted interest to the Persons who are Securityholders of such series at the close of business on a subsequent special record date. The Company shall fix the special record date and payment date. At least 15 days before the record date, the Company shall mail to each Securityholder of such series a notice that states the special record date, the payment date and the amount of defaulted interest proposed to be paid. The Company shall notify the Trustee in writing of the amount of the defaulted interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment. The Company may pay defaulted interest in any other lawful manner.

          SECTION 2.14.  PERSONS DEEMED OWNERS.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any Agent may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2.13) interest on such Security and for all other purposes whatsoever, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

          No holder of any beneficial interest in any global Security held on its behalf by a depositary shall have any rights under this Indenture with respect to such global Security, and such depositary (or its nominee, if such global Security is registered in the name of a nominee) may be treated by the Company, the Trustee, and any Agent as the owner of such global Security for all purposes whatsoever. None of the Company, the Trustee, or any Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any Agent from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

          SECTION 2.15.  SECURITIES IN GLOBAL FORM.

          If the Company shall establish pursuant to Section 2.02 that the Securities of or within a series are to be issued in whole or in part in global form, then the Company shall execute, and the Trustee shall, in accordance with
Section 2.04 and the written order of the Company contemplated thereby, authenticate and deliver one or more global Securities in temporary or permanent form that (i) shall be registered in the name of the depositary for such global Security or Securities or the nominee of such depositary, (ii) shall be delivered by the Trustee to such depositary or pursuant to such depositary's instructions, and (iii) shall bear a legend substantially to the following effect: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY." Each depositary designated pursuant to Section 2.02 for a global Security in registered form must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation, at the time of its designation and at all times that it serves as depositary. Notwithstanding clause (14) of Section 2.02 and the provisions of Section 2.03, any such global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in a global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the written order of the Company to be delivered to the Trustee pursuant to
Section 2.04.  Subject to the provisions of Section 2.04 and, if applicable,
Section 2.11, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable written order of the Company. If a written order of the Company pursuant to Section 2.04 has been, or simultaneously is, delivered, any instructions with respect to a Security in global form shall be in writing but need not comply with Sections 11.04 and
11.05 and need not be accompanied by an Opinion of Counsel.

          The provisions of the last sentence of the third paragraph of Section
2.04 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Sections 11.04 and 11.05 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

          SECTION 2.16.  CUSIP NUMBERS.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

          SECTION 2.17. MANDATORY DISPOSITION OF SECURITIES PURSUANT
                          TO GAMING LAWS

          Each Holder and beneficial owner of Securities, by accepting or otherwise acquiring an interest in the Securities, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries (or any joint venture in which the Company or a subsidiary of the Company is a participant) now or hereafter conducts or proposes to conduct gaming requires that a person who is a Holder or beneficial owner of Securities must be licensed, qualified or found suitable, or comply with any other requirement under applicable Gaming Laws, such Holder or beneficial owner shall apply for a license, qualification or a finding of suitability or comply with such other requirement, as the case may be, within the prescribed time period. If such Holder or beneficial owner fails to apply to be, or fails to become, licensed or qualified, is found unsuitable or fails to comply with any other requirement, as the case may be (a "failure of compliance"), then the Company shall have the right, at its option (i) to require such person to dispose of its Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by the Gaming Authority or (ii) to redeem such Securities (which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority) at a redemption price equal to the lesser of (A) such person's cost, (B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of any failure of compliance, or (C) such other amount as may be required by applicable law or by order of any Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability or its compliance with any other requirement of a Gaming Authority. Immediately upon the imposition by a Gaming Authority of a requirement that a Holder or beneficial owner of Securities dispose of Securities, such Holder or beneficial owner shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Securities or (ii) to receive any interest, dividends or any other distributions or payments with respect to the Securities or any remuneration in any form with respect to the Securities from the Company or the Trustee, except the redemption price referred to in this Section 2.17.

                                     ARTICLE III
                                      REDEMPTION

          SECTION 3.01.  APPLICABILITY OF ARTICLE.

          Securities of any series which are redeemable before their stated maturity at the election of the Company or through the operation of any sinking fund for the retirement of Securities of such series shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article.

          SECTION 3.02.  NOTICES TO TRUSTEE.

          If the Company elects to redeem all or less than all the Securities of any series, it shall notify the Trustee of the redemption date, the principal amount of Securities to be redeemed, the specific provision of the Securities pursuant to which the Securities being called for redemption are being redeemed and the redemption price. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction. If the Company wants to make any permitted optional sinking fund payment, it shall notify the Trustee of the principal amount of the Securities to be redeemed.

          The Company (1) may deliver outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed or otherwise purchased either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities in satisfaction of all or any part of any sinking fund payment required to be made pursuant to the terms of the Securities of such series as provided for by the terms of such series: PROVIDED, HOWEVER, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. The Company shall notify the Trustee of its intention to so reduce the amount of such sinking fund payment, the amount of the reduction and the basis for it.
The Company shall deliver to the Trustee with such notice any Securities to be credited for such purpose that it has not previously delivered to the Trustee for cancellation.

          The Company shall give each notice and Officers' Certificate provided for in this Section at least 60 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee or is otherwise specified as contemplated by Section 2.02 for Securities of any series).

          SECTION 3.03.  SELECTION OF SECURITIES TO BE REDEEMED.

          Except as otherwise specified as contemplated by Section 2.02 for Securities of any series, if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected from Securities of the same series outstanding not previously called for redemption by such method as the Trustee considers fair and appropriate (and in such manner as complies with applicable requirements of any stock exchange on which Securities of such series are listed) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series that have denominations larger than the minimum authorized denomination for Securities of that series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.04.  NOTICE OF REDEMPTION.

          At least 30 days but no more than 60 days before a redemption date (unless a shorter notice is specified as contemplated by Section 2.02 for Securities of any series), the Company shall mail a notice of redemption by first-class mail to each Holder of Securities of the series to be redeemed.

          The notice shall identify the Securities, including CUSIP number, if any (and, in the case of partial redemption, the principal amount of the Securities), to be redeemed and shall state:

               (1)  The redemption date;

               (2) the redemption price and method of payment, if other than in cash;

               (3)  the name and address of the Paying Agent;

               (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (5) that interest, if any (or original issue discount, if Original Issue Discount Securities), on Securities called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making such redemption payment; and

               (6) that the redemption is for a sinking fund or at the election of the Company, whichever is the case.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company shall have furnished to the Trustee the Officers' Certificate and Opinion of Counsel required pursuant to Section 11.04 at least 15 days prior to the date that the Trustee is required to take any action in connection with a redemption.

          SECTION 3.05.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Securities of the series called for redemption become due and payable on the redemption date and at the redemption price therein specified and on and after such date (unless the Company shall default in the payment of the redemption price and accrued interest, if any) such Securities shall cease to bear interest, if any (and original issue discount, if such Securities are Original Issue Discount Securities, shall cease to accrue). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus, if applicable, accrued interest, if any, to the redemption date: PROVIDED, HOWEVER, that installments of interest the Interest Payment Date for which is on or prior to the redemption date shall be payable to the persons who are Holders of such Securities (or one or more Predecessor Securities) on the relevant record dates for such interest according to their terms and Section 2.13.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate prescribed therefor in the Security.

          SECTION 3.06.  DEPOSIT OF REDEMPTION PRICE.

          On or before 10:00 a.m., New York time, on the redemption date, the Company shall deposit with the Paying Agent money (or securities if permitted by the terms of such Securities) sufficient to pay the redemption price of, and (except if the redemption date is an Interest Payment Date) accrued interest, if any, on, all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which are delivered by the Company to the Trustee for cancellation.

          SECTION 3.07.  SECURITIES REDEEMED IN PART.

          Any Security that is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the

Holder of such Security without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered, and, unless otherwise specified as contemplated by
Section 2.02, if a global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the depositary for such global Security, without service charge, a new global Security in a denomination equal to and in exchange for the unredeemed portion of the principal amount of the global Security so surrendered.

                                      ARTICLE IV
                                      COVENANTS

          SECTION 4.01.  PAYMENT OF SECURITIES.

          The Company shall pay the principal of and any interest on the Securities of each series in accordance with the terms of the Securities of such series and this Indenture. To the extent enforceable under applicable law, the Company shall pay interest on overdue principal at the rate borne by the Securities of such series (unless a different rate is specified as contemplated by Section 2.02 for Securities of such series).

          SECTION 4.02.  SEC REPORTS.

          The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA Section 314(a).

          SECTION 4.03.  COMPLIANCE CERTIFICATE.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not the signers know of the existence of any default or Event of Default by the Company and whether all of the conditions and covenants of the Company are being complied with regardless of any period of grace or requirement of notice provided under this Indenture. If they do know of such a default or Event of Default, the certificate shall describe the default or Event of Default, as the case may be, and its status. The first Officers' Certificate to be delivered pursuant to this Section 4.03 shall be for the fiscal year ending immediately after the date that the Securities are issued.

          SECTION 4.04.  CORPORATE EXISTENCE.

          Subject to the provisions of Section 5.01, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          SECTION 4.05.  CALCULATION OF ORIGINAL ISSUE DISCOUNT.

          The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on outstanding Securities as of the end of such year.

                                      ARTICLE V
                                SUCCESSOR CORPORATION

          SECTION 5.01.  WHEN COMPANY MAY MERGE, ETC.

          The Company shall not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (1) the successor corporation, which shall be a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia, assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and (2) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing. Thereafter, unless otherwise specified as contemplated by Section 2.02 for the Securities of any series, all such obligations of the predecessor corporation shall terminate.

                                      ARTICLE VI
                                DEFAULTS AND REMEDIES

          SECTION 6.01.  EVENTS OF DEFAULT.

          An "Event of Default" with respect to Securities of any series means each of the events specified below in this Section 6.01, unless it is either inapplicable to a particular series or is specifically deleted or modified as contemplated by Section 2.02 for the Securities of such series, and any other events as may be specified as contemplated by Section 2.02 for the Securities of such series:

               (1) the Company defaults in the payment of any interest on any Security of that series when the same becomes due and payable and the default continues for a period of 30 days;

               (2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption (including default in the making of any mandatory sinking fund payment), upon purchase by the Company at the option of the Holder pursuant to the terms of such Security or otherwise;

               (3) the Company fails to comply with any of its other agreements in Securities of that series or this Indenture (other than an agreement which has expressly been included in this Indenture solely for the benefit of Securities of any series other than that series or is expressly made inapplicable to the Securities of such series as contemplated by Section 2.02) and the default continues for the period and after the notice specified below;

               (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case, or consents to the commencement of a case against it,

                    (B) consents to the entry of an order for relief against it in an involuntary case,

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                    (D) makes a general assignment for the benefit of its creditors;

               (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company in an involuntary case or adjudicates the Company insolvent or bankrupt,

                    (B) appoints a Custodian of the Company or for all or substantially all of its property, or

                    (C) orders the winding up or liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; or

               (6) any other Event of Default provided with respect to Securities of that series occurs.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A default under clause (3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series notify the Company and the Trustee of the default and the Company does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

          SECTION 6.02.  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5)) occurs and is continuing with respect to Securities of any series at the time outstanding, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series by notice to the Company and the Trustee, may declare to be due and payable immediately (1) the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of that series) of all of the Securities of that series then outstanding and (2) interest, if any, accrued to the date of acceleration. Upon such declaration, such principal amount (or specified amount) and interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01 (4) or (5) occurs and is continuing, (1) the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of that series) of all of the Securities of that series then outstanding and (2) interest, if any, accrued to the date of such acceleration shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or Securityholders. The Holders of a majority in aggregate principal amount of the outstanding Securities of the series with respect to which an acceleration applies by notice to the Trustee may rescind an acceleration and its consequences with respect to such series if all existing Events of Default (other than the non-payment of the principal of and accrued interest, if any, on Securities that have become due solely by such acceleration) with respect to Securities of that series have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequence thereon.

          SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the whole amount which then shall have become due and remain unpaid for principal or interest, if any, on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04.  WAIVER OF EXISTING DEFAULTS.

          Subject to Section 9.02, the Holders of a majority in aggregate principal amount of the outstanding Securities of any series by notice to the Trustee may waive on behalf of the Holders of all the Securities of such series an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

          SECTION 6.05.  CONTROL BY MAJORITY.

          The Holders of a majority in aggregate principal amount of the outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, with respect to the Securities of such series. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder or that would involve the Trustee in personal liability.

          SECTION 6.06.  LIMITATION OF SUITS.

          No Holder of any Security of any series shall have the right to pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series;

               (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series in respect of which the Event of Default has occurred make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities of such series.

          A Securityholder of any series may not use this Indenture to prejudice the rights of another Securityholder of such series or to obtain a preference or priority over another Securityholder of such series, except in the manner herein provided and for the equal and ratable benefit of all Securityholders of such series.

          SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

          Subject to the terms of the Securities of any series relating to subordination (as contemplated by Article Ten and Section 2.02) and notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and (subject to Section 2.13) interest, if any, on the Security, on or after the respective due dates with respect to such payments expressed in such Security, and, if applicable, to convert such Security on the terms and subject to the conditions applicable to Securities of such series, or to bring suit for the enforcement of any such payment on or after such respective dates or of such right to convert, if any, shall not be impaired or affected without the consent of the Holder.

          SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to the Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount which then shall have become due and remain unpaid for principal and interest, if any, on the Securities of such series.

          SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and to collect and receive money, property or securities payable or deliverable on any such claims and to distribute the same.

          SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First:  to the Trustee for amounts due under Section
          7.07;

               Second: to the payment of items to which the Securities have been subordinated as contemplated by Article Ten and Section 2.02;

               Third: to the payment of amounts due and unpaid for principal and interest, if any, on the Securities in respect of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts which then shall have become due and payable on such Securities for principal and interest, respectively; and

               Fourth:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section, notice of which shall be mailed to each Securityholder by the Company at least 15 days before such record date.

          SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities of any series.

                                     ARTICLE VII
                                       TRUSTEE

          All the provisions of this Article Seven apply to the Trustee acting in all its appointed capacities pursuant to this Indenture unless any provision specifically applies to the Trustee only in its capacity as Trustee.

          SECTION 7.01.  DUTIES OF TRUSTEE.

               (a) If an Event of Default with respect to Securities of any series has occurred and is continuing, the Trustee shall with respect to such series exercise such of the rights and powers vested in it by this Indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) With respect to Securities of any series, except during the continuance of an Event of Default with respect to Securities of such series:

                    (1) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall, with respect to certificates or opinions which by any provision hereof are required to be provided to the Trustee, examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its willful misconduct, except that:

                    (1)  This paragraph does not limit the effect of paragraph
(b) of this Section.

                    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                    (4) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

               (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 7.02.  RIGHTS OF TRUSTEE.

               (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection or require an Officers' Certificate, an Opinion of Counsel, and/or an accountant's certificate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of such counsel the Officers' Certificate, Opinion of Counsel or accountant's certificate.

               (c) The Trustee may act through agents and counsel and shall not be responsible for the misconduct or negligence of any agent or counsel appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (e) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

               (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Indenture or the Securities other than its certificate of authentication.

          SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default occurs and is continuing with respect to Securities of any series and if it is actually known to a Trust Officer of the Trustee, the Trustee shall transmit by mail to each Securityholder or such series in the manner and to the extent provided in TIA Section 313(c) notice of the Default within 90 days after its occurs or as soon as reasonably practicable thereafter. Except in the case of a default in payment of principal of or interest on any Security of such series (including default in the making of any mandatory sinking fund or mandatory repurchase payment), the Trustee may withhold the notice if and so long as a committee of its

Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders of such series.

          SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with the May 15 following the date on which Securities are originally issued under this Indenture, the Trustee shall transmit by mail to each Securityholder in the manner and to the extent provided in TIA Section 313(c) a brief report dated as of such May 15 that complies with TIA Section 313(a) if such report is required by TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed by the Company with the SEC and each stock exchange on which the Securities are listed. The Company will promptly notify the Trustee if and when the Securities of any series are listed on any stock exchange.

          SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee such compensation for its services as shall be agreed upon in a writing between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee or any predecessor Trustee and their agents for and to hold them harmless against any loss, damages, claims, expenses or liability incurred by it arising out of or in connection with the acceptance or administration of this trust and its duties hereunder.
 The Trustee shall notify the Company promptly of any claims asserted against the Trustee for which it may seek indemnity. Failure of the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall have the right to elect to defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith. To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          The Trustee may resign at any time with respect to Securities of one or more series by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company shall remove the Trustee if:

               (1)  the Trustee fails to comply with Section 7.10;

               (2)  the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to its lien, if any, provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder. If a successor Trustee with respect to Securities of any series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in aggregate principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee.

          SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, mergers or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee.

          SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. With respect to the Securities of each series, the Trustee shall comply with TIA Section 310(b). In determining whether the Trustee has a conflicting interest as defined in TIA Section 310(b) with respect to the Securities of any series, there shall be excluded this Indenture with respect to the Securities of any series other than that series. Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of TIA Section 310(b).

          SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

          SECTION 7.12.  TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE
COMPANY.

          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                     ARTICLE VIII
                                DISCHARGE OF INDENTURE

          SECTION 8.01.  TERMINATION OF COMPANY'S OBLIGATIONS.

          The Company may terminate all of its obligations under the Securities of any series and this Indenture with respect to the Securities of such series if either (1) all Securities of such series previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money (or, if permitted by the terms of such Securities, securities) has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation; or (2) (i) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and interest, if any, on all Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money (or, if permitted by the terms of such Securities, securities) has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) to maturity or redemption, as the case may be and (ii) the Company delivers to the Trustee an opinion of counsel to the effect that, based upon the Company's receipt from, or the publication by, the Internal Revenue Service of a ruling or a change in law, the holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred.

          The Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08 and 8.03 of this Indenture, however, shall survive until the Securities of such series are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07 and 8.03 shall survive. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to clause (2) of the first paragraph of this Section, the obligations of the Trustee under Section 8.02 and the second sentence of
Section 8.03 shall survive.

          After a deposit and if all other conditions thereto are met, the Trustee for the Securities of such series shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture with respect to such Securities, except for those surviving obligations specified above; PROVIDED, HOWEVER, that the Trustee shall not be required to execute such instrument until the expiration of 90 days after the date of a deposit and that such instrument may be made subject to the condition that such deposit had been in compliance with any applicable terms of the Securities of such series relating to subordination (as contemplated by Article Ten and Section 2.02).

          In order to have money available on a payment date to pay the principal of or interest, if any, on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

          SECTION 8.02.  APPLICATION OF TRUST FUND.

          The Trustee shall hold in trust money and U.S. Government Obligations deposited with it pursuant to Section 8.01. Subject to any applicable terms of the Securities of any series relating to subordination (as contemplated by Article Ten and Section 2.02), the Trustee shall apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with the provisions of the Securities of such series and this Indenture to the payment of principal of and interest, if any, on the Securities of such series for the payment of which such money or U.S. Government Obligations has been deposited with the Trustee.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

          SECTION 8.03.  REPAYMENT TO COMPANY.

          The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon written request any money or securities held by them for the payment of principal or interest, if any, that remains unclaimed for two years. After that, Holders entitled to the money or securities must look to the Company for payment unless an applicable abandoned property law designates another Person.

                                      ARTICLE IX
                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

          The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or consent of any Securityholder:

               (1)  to cure any ambiguity, defect or inconsistency;

               (2)  to comply with Section 5.01;

               (3) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02;

               (4) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

               (5) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are expressly being included solely to be applicable to such series);

               (6) to change or eliminate any of the provisions of this Indenture, provided that, except as otherwise contemplated by Section 2.02(14), any such change or elimination shall become effective only when there is no Security outstanding of any series created prior thereto which is entitled to the benefit of such provision;

               (7) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to provide for uncertificated Securities in addition to certificated Securities (so long as any "registration-required obligation" within the meaning of Section 163(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code") is in registered form for purposes of the
Code);

               (8) to make any change that does not materially adversely affect the rights of any Securityholder; or

               (9) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

          SECTION 9.02.  WITH CONSENT OF HOLDERS.

          The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of each series affected by such amendment or supplement. The Holders of a majority in aggregate principal amount of the outstanding Securities of any series may on behalf of the Holders of all Securities of such series waive compliance by the Company with any provision of this Indenture or of Securities of such series without notice to any Securityholder. Without the consent of each Securityholder affected, however, the amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

               (1) reduce the amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the rate of or extend the time for payment of interest on any Security (or, in the case of an Original Issue Discount Security, reduce the rate of accrual of original issue discount);

               (3) reduce the principal of (or any premium payable upon the redemption of) or change the fixed maturity of any Security (or, in the case of an Original Issue

Discount Security, reduce the portion of the principal amount that would be due and payable upon acceleration of the maturity thereof pursuant to Section 6.02);

               (4) change the amount or time of any payment required by any sinking fund provisions of the Securities of any series;

               (5) make any change that materially adversely affects the rights of a Holder to require the Company to purchase a Security in accordance with the terms thereof and this Indenture;

               (6) waive a default in the payment of the principal of or interest, if any, on any Security; or

               (7) make any Security payable in money or securities other than that stated in the Security.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

          An amendment to or supplement of this Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

          SECTION 9.03.  COMPLIANCE WITH THE TRUST INDENTURE ACT.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          A consent to an amendment, supplement, waiver or other action by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective. An amendment, supplement, waiver or other action shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in aggregate principal amount of the outstanding Securities of the relevant series. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder of each series of Securities so affected.

          SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

          SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, immunities or liabilities of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                                      ARTICLE X
                                    SUBORDINATION

          SECTION 10.01.  SUBORDINATION TERMS.

          The payment by the Company of the principal of, premium, if any, and interest on the Securities of any series shall be subordinated in the manner and to the extent provided in the Securities of such series, as contemplated by Sections 2.01 and 2.02.

                                      ARTICLE XI
                                    MISCELLANEOUS

          SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of TIA Sections 310 to 317, inclusive, through operation of TIA Section 318(c), such imposed duties shall control.

          SECTION 11.02.  NOTICES.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:
If to the Company:

               Circus Circus Enterprises, Inc.
               _________________________
               _________________________
               _________________________

          If to the Trustee:

               The Bank of New York
               101 Barclay Street, Floor 21 W
               New York, New York 10286
               Attention: Corporate Trust Trustee Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to him by first-class mail, postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 11.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

          SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 4.03) shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 11.06.  WHEN TREASURY SECURITIES DISREGARDED.

          In determining whether the Holders of the required aggregate principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities of such series owned by the Company or by any Affiliate of the Company shall be disregarded and treated as not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such series which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

          SECTION 11.07.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or a meeting of the Securityholders of all series or any series. The Registrar and Paying Agent may make reasonable rules for its functions.

          SECTION 11.08.  LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions in the City of New York, New York, are not required to be open. If a specified date (including a date for giving notice) is a Legal Holiday, any action to be taken on such date pursuant to this Indenture or the Securities (including such conversion) may be taken on the next succeeding day that is not a Legal Holiday, and, to the extent applicable, no interest, or original issue discount, as the case may be, shall accrue for the intervening period.

          SECTION 11.09.  GOVERNING LAW.

          The internal laws of the State of New York shall govern this Indenture and the Securities.

          SECTION 11.10.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.11.  NO RECOURSE AGAINST OTHERS.

          No past, present or future director, officer, employee or stockholder, as such, of the Company or the Trustee or any successor of either thereof shall have any liability for any obligations of the Company or the Trustee under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation and all such liability is hereby waived and released. Such waiver and release are part of the consideration for the issue of the Securities.

          SECTION 11.12.  SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 11.13.  DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 11.14.  TABLE OF CONTENTS, HEADINGS, ETC.

          The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 11.15.  ACTS OF HOLDERS.

               (a) Any direction, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any Agent, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution


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

of any such instrument, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership, principal amount and serial numbers of outstanding Securities held by any person, and the date of holding the same, shall be provided by the security register.

               (d) If the Company shall solicit from the Holders of any Securities any direction, consent, waiver or other authorization, the Company may at its option (but is not obligated to), by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders of Securities entitled to give such direction, consent, waiver or other authorization. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution of the Board of Directors, which shall be a date not earlier than 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such direction, consent, waiver or other authorization may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such direction, consent, waiver or other authorization, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such consent or other authorization by the Holders shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

               (e) Any consent, waiver or other authorization by the Holder of any Security shall bind such Holder and every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          SECTION 11.16.  ASSIGNMENT.

          The Company shall have the right at all times to assign any to its rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company; PROVIDED, HOWEVER, that, in the event of any such assignment, the Company shall remain liable for all such obligations.


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

                                      SIGNATURES


Dated:  [______ __, ____]  CIRCUS CIRCUS ENTERPRISES, INC.


                              By:______________________________________
                                   Name:
                                   Title:

ATTEST:

___________________________________
Name:
Title:


Dated: [______ __, ____]      THE BANK OF NEW YORK


                              By:______________________________________
                                   Title:


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